For the fiscal year ended (a) March 31, 1998
File number (c) 811-4710



                          SUB-ITEM 77J
                   Revaluation of Assets or
              Restatement of Capital Share Account

     As  of March 31, 1998 there were 30 million
shares   of   $0.01  par  value   common   stock
authorized and 18,930,333 shares outstanding  of
the  Asia  Pacific Fund, Inc.  During  the  year
ended  March  31,  1998 the Fund  issued  27,054
additional   shares  in  connection   with   the
reinvestment of dividends and distributions.